Distribution Agreement

This Distribution Agreement (this □Agreement□) is entered into as of March 16, 2015 (the □Effective Date□) by and between International Production Impex Corporation., a California corporation with its principal offices at 117 West 9th Street, Los Angeles, California 90015 (□Distributor□), and Spectrum Entertainment & Events LLC, a South Carolina limited liability company with its principal offices at 4601 Apple Street, Charleston, SC 29405 (□Distributee□). The parties agree as follows:

1. **Grant of Distributorship**. Subject to the terms and conditions of this Agreement, Distributor grants Distributee the exclusive right to sell, distribute, convey and display it□s alcohol infused ice cream and popsicle products described on Exhibit A hereto (together with any accompanying documentation, the □Products□), only in the manner and for the purpose described in Exhibit A (the □Agreed Use□). This right to so distribute the Products is also revocable and, in the event that Distributee is acquired, may not be transferred, assigned, or hypothecated to the acquiring entity. No rights or licenses in the Products are granted to Distributee other than those rights expressly granted in this Agreement.

2. **Agreed Uses**; **Minimum Orders.** Distributee may display, convey, sell and distribute the Products for the Agreed Use only in the following states: North Carolina and South Carolina (the □Territories□), provided that Distributee shall purchase (a) a minimum of $125,000 of the Products from the Distributor within one-hundred eighty (180) days of the Effective Date, provided that the first order for a minimum of $75,000 of the Products is placed within thirty (30) days from the Effective Date (b) a minimum of $125,000 of the Products from the Distributor within the one-hundred eighty-first (91st) date from the Effective Date through the three-hundred sixty-fifth (365th) day from the Effective Date, (c) a minimum of $125,000 of the Products from the Distributor within the period that is from the three-hundred sixty-sixth (366st) day from the Effective Date through the five-hundred forty-sixth (546th) day from the Effective Date, and(d) a minimum of $125,000 of the Products from the Distributor within the period that is from the five-hundred forty-seventh (547th) day from the Effective Date through the seven hundred thirtieth (730th) day from the Effective Date such that the total aggregate minimum orders of Products after the Effective Date that the Distributee purchases equals a minimum of $500,000 of Products from the Distributor (each, a □Minimum Order□and collectively, the □Minimum Orders□), pursuant to the price list, attached hereto as Addendum □A□and incorporated herein by this reference, as the same may be amended, changed and modified by the Distributor in the ordinary course of business consistent with its business practices.

3. **Ownership**. Distributee acknowledges and agrees that Distributor retains all title to and, all rights and interest in (i) the Products, all modifications, and improvements thereof (by whomever produced), and (ii) all copyright rights, patent rights, trade secret rights and all other intellectual property and proprietary rights anywhere in the world in the Products and the proprietary processes involved in creating and producing the Products. The right to display, convey, sell, and distribute the Products are hereby licensed to Distributee and is not sold. Distributee specifically acknowledges that Distributor is granting the license herein in consideration of its right to own any improvements, corrections, or modifications to the Products, and any derivative works thereof, made by or for Distributee. Accordingly, any modifications, corrections or improvements to any of the Products made by Distributee and its employees or consultants shall be works made for hire, shall be the sole property of Distributor, and shall be □Products□for all purposes hereunder. If Distributee or its employees, officers, directors, agents or consultant is nevertheless deemed to be the owner of any such works, it agrees to sign (and to cause its employees, officers, directors, agents and consultants to sign) such assignments as are to vest ownership of such works in Distributor. Distributee agrees to deliver copies of all improvements, corrections, and modifications, and whenever requested by Distributor.

4. **Restrictions and Cooperation**. Distributee agrees to cooperate with Distributor in connection with its efforts to protect its intellectual property rights and other legal rights in the Property. In addition, Distributee agrees to execute (or cause its employees, officers, directors, agents or consultants to execute) any applications, assignments, or other documents or perform any other acts reasonably requested by Distributor in order to assist Distributor in securing and

protecting its ownership of works created by or for Distributee that are property of Distributor pursuant to Section 3 hereof.

5. **Additional Consideration**. The distribution rights herein are granted subject to the minimum license fees and royalties set forth in Section 2 and subject to a one time initial, up front, non-reimbursable fee of $50,000. It is the current intent of the parties for the fee to be invested into the Distributor or an affiliate of the Distributor (such as Snobar Holdings, Inc., a Dealaware corporation) at $1.00 per share such that Distributee would own 50,000 shares of stock of the Distributor or an affiliate of the Ditributor, but only after Distributee has ordered and paid for a minimum of $150,000 of Products from the Distributee. In addition, the rights granted herein are subject to Distributee□s compliance with all of the covenants herein set forth, including without limitation the provisions of Section 3 and 4.

6. **Support and Maintenance**. Distributor shall have no obligation to improve, modify or add to the Products, but shall sell any modifications, improvements, additions, and updates as it determines in Distributor□s sole and absolute discretion to make available to Distributee, all of which shall be □Products□for all purposes hereunder.

7. **Indemnities**. Distributee shall defend, indemnify and hold Distributor harmless from and against any and all damages, liabilities, costs and expenses (including, without limitation, attorneys□fees) (□Losses□) arising out of Distributee□s breach of its obligations under this Agreement, Distributor□s enforcement of its rights hereunder, and any third-party claims resulting from Distributee□s distribution to third parties of Products. In addition, each party (the □Indemnifying Party□) agrees to indemnify the other party (the □Indemnified Party□) from and against any and all Losses resulting from a third-party claim that the Products violates any patent, copyright or trade secret rights of such third party, if and only to the extent such claim results from a grossly negligent or intentional violation of such third party□s rights by the Indemnifying Party.

8. **Term and Termination**. This Agreement will become effective on the Effective Date and will remain in force so long as all fees required to be paid by Distributee to Distributor hereunder are paid but no longer than two years from the Effective Date unless mutually agreed to be extended by the parties to a later date; provided, however, that Distributor shall provide Distributee with two warnings that Distributee has not paid the Minimum Orders provided for in Section 2 and Distributee shall have two three month periods with which to catch up and be current with the Minimum Payments required in Section 2 and if Distributee is not then current, Distributor may terminate this Agreement, and provided, further, however, that this Agreement shall automatically renew for another two year term so long as all of the terms and provisions of this Agreement are satisfied and provided further, .that Distributee continues to place and pay for quarterly Minimum Orders in an amount no less than $125, 000 per quarter. .Notwithstanding the foregoing, the Distributor may terminate this Agreement at any time by giving thirty (30) days□notice prior to each successive anniversary date of this Agreement at which point this Agreement shall immediately terminate.

9. **Confidentiality**. Distributee acknowledges that the Products contain valuable trade secrets of Distributor and other information proprietary to Distributor. Distributee shall: (i) keep confidential such trade secrets and proprietary information, including without limitation all information concerning ideas and formulas related to the Products (ii) disclose such information only to its employees, officers, directors, consultants and agents to the extent required to display, convey, distribute and sell the Products under the terms of this Agreement and (iii) bind its employees, officers, directors, consultants, agents and other third parties in writing to maintain the confidentiality of such trade secrets and proprietary information and not use or disclose such information except as permitted in this Agreement.

10. **Disclaimer of Warranties**. THE PRODUCTS ARE PROVIDED □AS IS□WITHOUT ANY WARRANTY OF ANY KIND INCLUDING. WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. DISTRIBUTOR DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATION REGARDING THE USE, OR THE RESULTS OF THE USE OF THE PRODUCTS INCLUDING, WITHOUT LIMITATION, THE CORRECTNESS, ACCURACY OR RELIABILITY OF SUCH USE. DISTRIBUTEE ACKNOWLEDGES AND AGREES THAT THE PRODUCTS CONTAIN ALCOHOL AND THAT IT IS THE DISTRIBUTEE□S ABSOLUTE AND SOLE RESPONSIBILITY TO ENSURE THAT ITS CLIENS AND CUSTOMERS USE THE PRODUCTS IN A CORRECT AND SAFE MANNER, INCLUDING, WITHOUT LIMITATION, USING ADVERTISING TO ENSURE THAT SUCH IDEA IS

DISSEMINATED TO THE PUBLIC. DISTRIBUTEE ACKNOWLEDGES AND AGREES THAT DISTRIBUTOR IS NOT RESPONSIBLE FOR AND WILL HAVE NO LIABILITY FOR OTHER ITEMS OR ANY SERVICES PROVIDED BY ANY PERSONS OTHER THAN DISTRIBUTOR.

11. **Limitation of Liability**. TO THE MAXIMUM EXTENT PERMITTED BY LAW, DISTRIBUTOR WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (i) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAID BY DISTRIBUTEE FOR THE PRODUCTS, (ii) ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION. LOSS OF DATA, DRAM SHOP LIABILITY OR ANY AND ALL LOST PROFITS, EVEN IF DISTRIBUTOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR (iii) THE COST OF PROCURING SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY. THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 11 SHALL NOT APPLY TO THE EXTENT PROHIBITED BY APPLICABLE LAW.

12. **Compliance with Laws**. Distributee shall be solely responsible for complying with all applicable laws, statutes, rules, regulations and ordinances of the Territories in which Distributee uses the Products and shall indemnify Distributor for any claims, damages or costs arising from any claim related to or arising from violation of such laws, statutes, rules, regulations or ordinances by Distributee in relation to the Products or this Agreement. If Distributee receives any notice or becomes aware of any violation of any law, statute, rule, regulation or ordinance of the Territory by the Products, or any of them, or the use thereof, Distributee shall promptly notify Distributor of such notice or violation. Distributor may, in its sole and absolute discretion, refuse to sell Products to Distributee for resale into such Territory until such violation, or alleged violation, is resolved to Distributor□s absolute and complete satisfaction and whose discretion may be unreasonably withheld. Distributor represents and warrants that the packaging of the Products complies with all labeling requirements of United States federal and state law.

13. **Export**. Distributee represents, warrants and agrees that it will not, directly or indirectly, export, re-export or transmit the Products or any part thereof to any constituent state of the United States other than the Territories or to anycountry in which such export, re-export or transmission is restricted by any applicable U.S. regulation or statute, or to Cuba, North Korea, Iran, or Sudan or to any Group D:1 or E:2 country (or any national of such country) specified in the current NOI to Part 740 of the U.S. Export Administration Regulations (or any successor regulations or supplement) without the prior written consent of both Distributor and, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission. Distributee shall otherwise comply with all applicable export control laws of the United States and the Territory.

14. Independent Contractor. The parties hereby acknowledge that the Distributee is operating as an independent contractor, and is not, by this Agreement or otherwise, an employee or agent of the Distributor. The parties further acknowledge that the Distributee may not act as a representative of, or legally bind, the Distributor in any way and is solely responsible for its own compliance with the laws, rules and regulations of the United States, the Territories and all other government or regulatory bodies.

15. Notices. All notices given hereunder shall be in writing and shall be served personally, or be mailed in U.S. mail, first class certified, registered or Express Mail postage prepaid, and a return receipt requested, or be deposited with a nationally recognized commercial courier service with next-day delivery charges prepaid. Notices shall be deemed to be received upon the earlier of actual receipt or three days following deposit in the manner required above, in U.S. mail or with a commercial courier service. Notices shall be directed to the addresses set forth under their signature below (notices to individuals may be made to their respective affiliated corporate offices). Any party to this Agreement may change its, his or her address for notice purposes by giving notice to the other parties in accordance with this Section 15, provided that the address change shall not be effective until three (3) days after notice of the change.

16. Insurance. Distributee shall procure, prior to the Effective Date and maintain in full force and effect during the term of this Agreement an insurance policy or policies protecting Distributee and Distributor, and their officers,

directors, employees and agents, against any loss, liability, personal injury, death, property damage or expense whatsoever arising or occurring upon or in connection with the activities expected to occur pursuant to this Agreement, as well as insurance to protect against risks such as comprehensive general liability, business interruption insurance, vandalism, fire, flood, earthquake, pollution liability, theft and such other risks as Distributor may reasonably require. Each such policy shall be written by a responsible insurance company which is qualified to sell such insurance in the country in which the business activity is located, is satisfactory to Distributor and is rated A+ or better by A.M. Best rating service or a comparable rating service.

17. **Miscellaneous**. A party's failure to exercise or its delay in exercising any rights hereunder will not be deemed to be a waiver of such right. If any provision of this Agreement shall be held by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be construed pursuant to the laws of the State of California and the United States without regard to conflicts of laws or choice of law provisions thereof. Distributee irrevocably submits to the jurisdiction of any state or federal court sitting in Los Angeles County, California, United States of America, and consents to venue in such forum with respect to any action or proceeding that relates to this Agreement. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized officer of Distributor. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. Distributee may not assign, transfer or hypothecate its rights or obligations under this Agreement to any third party, including, without limitation, its duties and obligations to distribute the Products in the Territories, without the express written consent of the Distributor, which consent may be unreasonably withheld ; provided; however, that Distributee may assign its rights and obligations under this Agreement to an affiliate of the Distributee with the express written consent of the Distributor, which consent shall not be unreasonably withheld. The provisions of Sections 3-5 and 7-11 and 14-15 and this Section 17 shall survive termination of this Agreement. This Agreement is in the English language only, which language shall be controlling and any revision of this Agreement in any other language shall not be binding. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement; provided, however, that if Distributee has manually executed (or in the future manually executes) another agreement with Distributor governing Distributee's right to display, convey, sell and distribute the Products, or any of the Products, then to the extent that such other agreement contains terms and conditions additional to or in conflict with the terms and conditions hereof, such other agreement will prevail.

In witness whereof, the parties hereto have executed this Agreement as of the Effective Date.

International Production Impex Corporation	**Spectrum Entertainment & Events LLC**
By [signature]	By [signature]
Name Shannon Nasjoui	Name Samuel Suarez
Title secretary	Title Owner
Address: 117 W. 9th Street Los Angeles, California 90017	Address: 4601 Apple Street Charleston, SC 29405

EXHIBIT A

Description of Products: The alcohol infused ice cream and popsicle frozen dessert products that are the subject of this Agreement and that are protected by the Distributor□s proprietary formula and formulations include the following:

.

Agreed Use: The Products may be displayed, conveyed, distributed and sold in the following states (the □Territories□) by the Distributee: North Carolina and South Carolina all in accordance with this agreement including this Exhibit A.